UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2011

Rand Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Worcester Road, Suite 401, Framingham, Massachusetts		01701
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(508) 663-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2011, the Board of Directors of Rand Worldwide, Inc. (the "Company") increased the number of directors that constitute the whole Board from six to seven directors and unanimously elected Manu Parpia to the Board, effective immediately. Mr. Parpia will serve for a term that expires at the Company’s 2011 Annual Meeting of Stockholders. The Board has not yet determined the committee(s) to which Mr. Parpia will be appointed.

Mr. Parpia will be entitled to receive the same compensation for his service on the Board as the Company’s other non-employee directors, including an annual cash retainer and stock option grants, as more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 7, 2010. Mr. Parpia and the Company will enter into the Company’s standard indemnification agreement for directors, the form of which agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2010.

Mr. Parpia was Chief Executive of the Electronic Business Equipment Division of Godrej & Boyce from the mid-eighties to 1999. During this period, he also founded Godrej Pacific, and served as its Managing Director from 1995 to 1999. After his time at Godrej, he assumed the position of Managing Director at Geometric Ltd where he served until 2006. He currently sits on several boards including Geometric Ltd., 3d PLM Software Solutions Ltd., Dassault Systèmes India and Godrej Infotech Ltd. In addition he is a Charter Member of The Indus Entrepreneurs (TiE) where he chairs their mentoring efforts in Mumbai.

A copy of the press release announcing the election of Mr. Parpia to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of the Company, dated April 5, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rand Worldwide, Inc.

April 5, 2011	By:	Lawrence Rychlak

Name: Lawrence Rychlak
Title: President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company, dated April 5, 2011